Exhibit 10.3

Execution Version

WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUBJECT TO SECTION 6 BELOW, AND EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT, NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE 135,542 SHARES OF COMMON STOCK

June 25, 2013

THIS CERTIFIES THAT, for value received, MidCap Financial SBIC, LP (“Holder”) is entitled to subscribe for and purchase ONE HUNDRED THIRTY-FIVE THOUSAND FIVE HUNDRED FORTY-TWO (135,542) shares of fully paid and nonassessable shares of Common Stock of NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” shall mean Company’s presently authorized common stock, $0.001 par value per share, and any stock into which such Common Stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Common Stock may hereafter be converted or exchanged. This Warrant is being executed and delivered pursuant to the terms of a Loan and Security Agreement of even date among the Company, the other loan parties thereto from time to time, Holder, as a lender and General Electric Capital Corporation (“GECC”), as a lender and agent for the other the financial institutions who are or become parties to thereto as lenders (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings defined in the Loan Agreement.

1.          Warrant Price. The “Warrant Price” shall initially be two and 49/100 dollars ($2.49) per share, subject to adjustment as provided in Section 7 below.

2.          Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. (New York City time) on the tenth anniversary of the date of this Warrant (the “Expiration Date”).

3.          Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)          Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by delivery (pursuant to Section 17) to the Company of a duly executed Notice of Exercise in substantially the form attached hereto, provided that, within three (3) trading days following the date of such exercise, Holder shall surrender the original of this Warrant and pay to Company, by certified or bank check, or wire transfer of immediately available funds, an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 trading days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 10 days after exercise of this Warrant. The Warrant Shares shall be deemed to have been issued and Holder or its designee shall be deemed to have become a holder of record of such Warrant Shares for all purposes as of the date the Notice of Exercise of this Warrant is delivered to the Company.

(b)          Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares requested to be purchased under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)          Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i)          The last reported sale price quoted on the NYSE MKT or on any other exchange on which the Common Stock is listed, or the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value; or

(ii)         In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iii)        In any other instance, the value as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of Section 3(c)(ii) or 3(c)(iii) above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock. Such certifications must be made to Holder, in the event of Section 3(c)(ii) above, at least ten (10) business days prior to the proposed effective date of the merger, acquisition or other consolidation, and in the event of Section 3(c)(iii), promptly after exercise of this Warrant.

(d)          Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation (including, without limitation, pursuant to Section 3(e)(ii)) if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)          Treatment of Warrant Upon Acquisition of Company.

(i)          Certain Definitions. For the purpose of this Warrant: “Acquisition” means, whether direct or indirect and whether in one or a series of related transactions, any sale, license, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company's securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction (or, if the successor or surviving entity is a wholly-owned subsidiary of another corporation, such successor or surviving entity’s parent). For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable. Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder. If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof to Holder and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(ii)         Acquisition for Cash. Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, and such consideration is to be received by the holders of the Company’s Common Stock in respect of their shares of the Common Stock at the closing of the Acquisition, this Warrant shall be automatically exercised (or terminate) as provided in Section 3(d) on and as of the closing of such Acquisition to the extent not previously exercised.

(iii)        Asset Sale. In the event of an Acquisition that is an arms length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale.

(iv)        Assumption of Warrant. Upon the closing of any Acquisition other than as particularly described in Section 3(e)(ii) or 3(e)(iii) above (and, for the avoidance of doubt, including any such Acquisition in which the Company is not the surviving entity), Company shall, unless Holder requests otherwise, cause the surviving or successor entity to assume this Warrant and the obligations of Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing (and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant).

(v)         Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such Acquisition, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition.

4.          Representations and Warranties of Holder and Company.

(a)          Representations and Warranties by Holder. Holder represents and warrants to Company as of the date hereof with respect to this Warrant as follows:

(i)          Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)         Resale. Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)        Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)        Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)         Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)          Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

(i)          Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

(ii)         Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)        Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)        Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise or conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(v)         No Conflict. The execution, delivery, and performance of this Warrant will not (a) contravene any of the organizational documents of the Company, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of the Company’s Property, or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which the Company is a party.

(vi)        Reports. Company has previously furnished or made available to Holder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”), and (b) all other reports filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with the SEC since December 31, 2012 (such reports are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2012 through the date of this Warrant. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.          Legends.

(a)          Legend. Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT OF 1933, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)          Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall not be affixed or shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.           Transfers of Warrant. In connection with any transfer by Holder of this Warrant, Company may require the transferee to provide Company with written representations and warranties that transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, and may require a legal opinion, in form and substance satisfactory to Company and its counsel, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that Company shall not require an opinion of counsel if the transfer is to an affiliate of Holder. Following any transfer of this Warrant, at the request of either Company or the transferee, the transferee shall surrender this Warrant to Company in exchange for a new warrant of like tenor and date, executed by Company. Upon any partial transfer, Company will also execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred. Subject to the foregoing, this Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7.          Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)          Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)          Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)          Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)          Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8.          Notice of Adjustments; Redemption. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and within thirty (30) days of such adjustment shall cause copies of such certificate to be delivered to Holder in accordance with Section 17 hereof.

9.          Financial and Other Reports.

(a)          Exchange Act Reports. With a view to making available to Holder the benefits of Rule 144, the Company shall, so long as it is subject to the reporting requirements of the Act and the Exchange Act (collectively, the “Acts”), (i) at all times make and keep available adequate current public information, as those terms are understood and defined in Rule 144, (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Acts, and (iii) furnish Holder upon request a written statement by Company that it has complied with the reporting requirements of Rule 144 and the Acts, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and such other information as may be reasonable requested in availing Holder of any rule or regulation of the SEC that permits the sale of any securities without registration or pursuant to Form S-3.

(b)          Financial Statements and Capitalization Table. If at any time up to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Company shall furnish to Holder, (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Holder and certified by Company’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Holder and certified by Company’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Holder, which report shall contain an unqualified opinion stating that such audited financial statements fairly present in all material respects the financial position of Company and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern and without any similar qualification. All such financial statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments). If at any time up to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, within 30 days of the end of each calendar quarter, Company shall also deliver to Holder an updated capitalization table of Company in form and substance reasonably acceptable to Holder.

10.         No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

11.         Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

12.         No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

13.         Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

14.         Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

15.         Miscellaneous.

(a)          Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)          Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c)          Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)          Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

16.         No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

17.         Addresses. All notices or other communications given in connection with this Warrant shall be in writing, shall be addressed to the parties at their respective addresses set forth below (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 17), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the next business day after being sent by a nationally-recognized overnight courier, or (c) on the third business day after being sent by registered or certified mail, return receipt requested and postage prepaid.

If to Company:	Navidea Biopharmaceuticals, Inc.
425 Metro Place North, Suite 300
Dublin, OH 43017-1367
Attn: Brent L. Larson, Senior Vice President

With copies to:	Porter, Wright, Morris & Arthur, LLP
41 South High Street, Suites 2800-3200
Columbus, OH 43215
Attn: William J. Kelly

If to Holder:	MidCap Financial SBIC, LP
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management – Life Sciences

With copies to:	MC Serviceco, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: General Counsel

18.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

19.         GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE) EXCEPT THAT THE GENERAL CORPORATION LAW OF DELAWARE SHALL APPLY TO MATTERS SPECIFICALLY ADDRESSED THEREIN.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Brent L. Larson
Name: Brent L. Larson
Title: EVP, CFO, Treasurer and Secretary

NOTICE OF EXERCISE

To:
[____________]

[____________]
[____________]

Attn: [____________]

1.          The undersigned Warrantholder (“Holder”) elects to acquire shares of the Common Stock (the “Common Stock”) of NAVIDEA BIOPHARMACEUTICALS, INC. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated __________ _____, 2013 (the “Warrant”).

2.          Holder exercises its rights under the Warrant as set forth below:

(         )               Holder elects to purchase _____________ shares of Common Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

(         )                Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.          Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution, and it has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

MIDCAP FINANCIAL SBIC, LP

By:
Name:
	Title:	Duly Authorized Signatory

Date:	_______ ___, 20___